                                                                Exhibit 10.22.11


     TENTH AMENDMENT, dated as of July 17, 2000 (this "Amendment"), to the
                                                       ---------
Credit Agreement, dated as of July 17, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TELECORP
                                           ----------------
PCS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), the several banks and other financial institutions and entities
 --------
from time to time parties thereto (the "Lenders"), and THE CHASE MANHATTAN BANK,
                                        -------
as administrative agent (the "Administrative Agent") for the Lenders.
                              --------------------


          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrower; and

          WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.


          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Defined Terms.  Capitalized terms used and not defined herein
              --------------
shall have the meanings given to them in the Credit Agreement, as amended hereby.

          2.  Amendments to the Credit Agreement.
              -----------------------------------

          (a)  Section 1.01 of the Credit Agreement is hereby amended by:

          (i) deleting "and (b)" in the definition of "Applicable Margin" and substituting the following therefor:

               ", (b) with respect to any Tranche C Term Loan, the applicable Tranche C Rate and (c)"

          (ii) deleting the definition of "Class" and substituting the following therefor:

               "'Class', when used in reference to any Loan or Borrowing, refers
                 -----
          to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment, Tranche B Commitment or Tranche C Commitment."

          (iii) deleting the definition of "Term Loans" and substituting the following therefor:

               "'Term Loans' means Tranche A Term Loans, Tranche B Term Loans
                 ----------
          and Tranche C Term Loans."

          (iv) adding the following definitions in their appropriate alphabetical order:

               "'Tranche C Availability Period' means the period from and
                 -----------------------------
          including May 5, 2000 to but excluding the earlier of May 5, 2002 and the date of termination of the Tranche C Commitments.

               'Tranche C Commitment' means, with respect to each Lender, the
                --------------------
          commitment, if any, of such Lender to make Tranche C Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Tranche C Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
          9.04. The initial amount of each Lender's Tranche C Commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche C Commitments is $35,000,000.

               'Tranche C Lender' means a Lender with a Tranche C Commitment or
                ----------------
          an outstanding Tranche C Term Loan.

               'Tranche C Maturity Date' means May 17, 2009.
                -----------------------

               'Tranche C Rate' means, with respect to any Tranche C Term Loan
                --------------
          (a) 2.00% per annum, in the case of an ABR Loan, and (b) 3.00% per annum, in the case of a Eurodollar Loan

               'Tranche C Term Loan' means a Loan made pursuant to clause (c) of
                -------------------
          Section 2.01."

          (v) inserting ", Schedule 2.01(a)" in the definition of "Lenders" immediately after "Schedule 2.01":

          (b) Section 2.01 of the Credit Agreement is hereby amended by deleting "and (c)" therefrom and substituting the following therefor:

               ", (c) to make Tranche C Term Loans to the Borrower during the Tranche C Availability Period in an aggregate principal amount not exceeding its Tranche C Commitment and (d)"

          (c) Section 2.02(d) is hereby amended by deleting "or Tranche B Maturity Date" therefrom and inserting therefor the following:

          ", Tranche B Maturity Date or Tranche C Maturity Date"

          (d) Clause (i) of Section 2.03 of the Credit Agreement is hereby amended by deleting therefrom "or Tranche B Term Borrowing" and substituting therefor the following:

          ", Tranche B Term Borrowing or Tranche C Term Borrowing"

          (e) Section 2.06(a) of the Credit Agreement is hereby amended by deleting "and (iii)" therefrom and substituting therefor the following:

          ", (iii) the Tranche C Commitments shall terminate at 5:00 p.m. New York City time on the last day of the Tranche C Availability Period and
     (iv)"

          (f)  Section 2.08 is hereby amended by deleting clauses (d), (e) and
(f) thereof and substituting the following therefor:

               (d) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (iii) all Tranche C Term Loans shall be due and payable on the Tranche C Maturity Date.

               (e) If the initial aggregate amount of the Lenders' Term Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made (i) during the Tranche A Availability Period, in the case of the Tranche A Term Loans, (ii) on the Effective Date, in the case of the Tranche B Term Loans or (iii) during the Tranche C Availability Period, in the case of Tranche C Term Loans, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably.

               (f) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each
                                                       --------
          repayment of Term Borrowings of any Class shall be applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid."

          (g) Section 2.09 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

               "SECTION 2.09.  Prepayment of Loans.  (a)  The Borrower shall
                               --------------------
          have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

               (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, promptly and in any event not later than the Business Day after such Net Proceeds are received, the Borrower shall prepay Term Borrowings and the Revolving Commitments and the unused Tranche A Commitments and Tranche C Commitments shall be automatically and permanently reduced in an aggregate amount (to be applied ratably among the unused Tranche A Commitments, the Tranche A Term Loans, the Tranche B Term Loans, the unused Tranche C Commitments, the Tranche C Term Loans and the Revolving Commitments based on their then respective amounts) equal to (i) in the case of an event described in clause (c) of the definition of "Prepayment Event", 50% of such Net Proceeds and (ii) in the case of an event described in any other clause of the definition of "Prepayment Event", 100% of such Net Proceeds.

               (c) Following the end of the fiscal year of the Borrower ending December 31, 2001 and following the end of each subsequent fiscal year, the Borrower shall prepay Term Borrowings and the Revolving Commitments and the unused Tranche A Commitments and Tranche C Commitments shall be automatically and permanently reduced in an aggregate amount (to be applied ratably among the unused Tranche A Commitments, the Tranche A Term Loans, the Tranche B Term Loans, the unused Tranche C Commitments, the Tranche C Term Loans and the Revolving Commitments based on their then respective amounts) equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the third Business Day after the date on which financial statements are delivered (or, if earlier, required to be delivered) pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated.

               (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section; provided that
                                                                --------
          (i) all prepayments shall be applied ratably among the unused Tranche A Commitments, the Tranche A Term Loans, the Tranche B Term Loans, the unused Tranche C Commitments, the Tranche C Term Loans and the Revolving Commitments and (ii) each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. Any amounts remaining after such application shall, at the option of the Borrower, be applied to prepay Eurodollar Borrowings immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay Eurodollar Borrowings on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Eurodollar Borrowings have been prepaid or until all the allocable cash on deposit with respect to such

          Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
          (d). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Borrowings to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations. In the event of any optional or mandatory prepayment of Term Borrowings or reduction of Tranche A Commitments and Tranche C Commitments made at a time when Term Borrowings or unused Commitments of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid and Tranche A Commitments and Tranche C Commitments to be reduced so that the aggregate amount of such prepayment is allocated between the unused Tranche A Commitments, the Tranche A Term Borrowings, the Tranche B Term Borrowings, the unused Tranche C Commitments and Tranche C Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings or unused Commitments of each such Class; provided that any Tranche B Lender or
                                          --------
          Tranche C Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans or Tranche C Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the Net Proceeds or Excess Cash Flow that would have been applied to prepay Tranche B Term Loans or Tranche C Term Loans or to reduce the unused Tranche C Commitments but were so declined shall be applied to prepay Tranche A Term Loans and to reduce the Revolving Commitments and the unused Tranche A Commitments on a pro rata basis based on their then respective amounts.

               (e) The amount of any optional or mandatory prepayments allocated to Term Loans shall be applied pro rata to reduce the principal amount of the then remaining amortization installments applicable to such Loans set forth in Section 2.08. The amount of any optional or mandatory commitment reductions allocated to the Revolving Commitments, the unused Tranche A Commitments or the unused Tranche C Commitments shall be applied pro rata to reduce the principal amount of the then remaining reductions applicable to such Commitments set forth in Section 2.08. Any reduction of the Revolving Commitments shall be accompanied by prepayment of Revolving Loans to the extent the aggregate amount of such loans outstanding exceeds the total amount of the Revolving Commitments as so reduced.

               (f) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional
                                         --------
          prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in
          Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13."

          (h) Section 2.16(c) is hereby deleted in its entirety and the following substituted therefor:

               "(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans or participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans or L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans and participations in Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans prior to such exercise of any right of setoff or counterclaim or other event was to the principal amount of all Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of any right of setoff or counterclaim or other event; provided that (i) if any
                                                    --------
          such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (i) Section 2.18 is amended by inserting at the end thereof the following:

          "The Tranche C Term Loans are Expansion Term Loans."

          (j) Schedule 2.01(a) attached as Annex A hereto is hereby inserted in the Credit Agreement between Schedule 2.01 and Schedule 3.05.

          (k) Section 9.02(b) of the Credit Agreement is amended by deleting clause (ix) of the first proviso therein and replacing such clause with "(ix) change the rights of the Tranche B Lenders or Tranche C Lenders, as applicable, to decline mandatory prepayments as provided in Section 2.09, without the written consent of Tranche B Lenders or Tranche C Lenders, as applicable, in each case holding a majority of the outstanding Tranche B Loans or Tranche C Loans and unused Tranche C Commitments, as applicable".

          (l) Section 9.02(b) of the Credit Agreement is amended by deleting clause (B) of the final proviso therein and replacing such clause with "(B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders, the Tranche B Lenders or the Tranche C Lenders), the Tranche A Lenders (but not the Revolving Lenders, the Tranche B Lenders or the Tranche C Lenders), the Tranche B Lenders (but not the Revolving Lenders, the Tranche A Lenders or the Tranche C Lenders) or the Tranche C Lenders (but not the Revolving Lenders, the Tranche A Lenders or the Tranche B Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders".

          3.  No Other Amendments; Confirmation.  Except as expressly amended,
              ----------------------------------
waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          4.  Representations and Warranties.  The Borrower hereby represents
              -------------------------------
and warrants to the Administrative Agent and the Lenders as of the date hereof:

          (a) No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject only to the operation of the Bankruptcy Code and other similar statutes for the benefit of debtors generally and to the application of general equitable principles.

          (c) All representations and warranties of the Borrower contained in the Credit Agreement (other than representations or warranties expressly made only on and as of the Effective Date) are true and correct as of the date hereof.

          5.  Effectiveness.  This Amendment shall become effective only upon
              --------------
the satisfaction in full of the following conditions precedent:

          (a) The Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower and Lucent; and

          (b) The Administrative Agent shall have received such opinions and certificates from the Borrower and its counsel as it may reasonably request in form reasonably satisfactory to its counsel.

          6.  Expenses.  The Borrower agrees to reimburse the Administrative
              ---------
Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          7.  Governing Law; Counterparts.  (a) This Amendment and the rights
              ----------------------------
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                        TELECORP PCS, INC.,

                                        by /s/ Thomas H. Sullivan
                                           -------------------------
                                              Name: /s/ Thomas H. Sullivan
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                        LUCENT TECHNOLOGIES, INC.,

                                        by /s/ Lucent Technologies Inc.
                                           ----------------------------
                                              Name:
                                              Title:

                               ANNEX A



                                                            SCHEDULE 2.01(a)


                               TRANCHE C COMMITMENTS



Lender(s)                                 Tranche C Commitment
---------                                 --------------------


Lucent Technologies, Inc.                    $35,000,000
                                              ----------

Total                                        $35,000,000